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                                                                   EXHIBIT 23.3



                [FORREST A. GARB & ASSOCIATES, INC. LETTERHEAD]






                        CONSENT OF INDEPENDENT ENGINEERS


We consent to the inclusion in this registration statement on Form S-1 for Mewbourne Energy 97 Drilling Program of the summary of the Reserve report as of January 1, 1997, for Mewbourne Energy Partners 97-A, L.P. as audited by us. We also consent to the reference therein to our firm as an "Independent Expert."


/s/ Forrest A. Garb & Associates, Inc.

FORREST A. GARB & ASSOCIATES, INC.



Dallas, Texas
March 4, 1997